SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   VIACOM INC.
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                         04-2949533
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(State of incorporation or organization)                    (I.R.S. Employer
                                                           Identification No.)


    1515 Broadway, New York, New York                            10036
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(Address of principal executive offices)                       (Zip Code)



      Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                       Name of each exchange on which
       to be so registered                       each class is to be registered
-------------------------------------            ------------------------------

Class A Common Stock, $0.01 Par Value                New York Stock Exchange
Class B Common Stock, $0.01 Par Value                New York Stock Exchange



      Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                               ------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The titles of the securities to be registered hereunder are (i) Common Stock, $0.01 par value; and (ii) Non-Voting Common Stock, $0.01 par value. Incorporated herein by reference are the descriptions of the securities to be registered hereunder appearing in the Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of Delaware on May 21, 1992 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K for fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993, and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993, File No. 1-9553); and the Amendment to Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on July 7, 1994 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by the Registrant, File No. 33-55271).


Item 2.  Exhibits.

     The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. Therefore, all exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 24, 1999


                                VIACOM INC.


                            By: /s/Michael D. Fricklas
                                --------------------------------
                                Name:    Michael D. Fricklas
                                Title:   Senior Vice President, General Counsel
                                         and Secretary